[Filed on 3/07/1995]
CERTIFICATE OF INCORPORATION OF PEPCO Services, Inc
The undersigned. for the purposes of forming a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
ARTICLE I
The name of the corporation is PEPCO Services, Inc.
ARTICLE II

          The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite l-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III
The nature of the business or purposes to be conducted or promoted is: To engage in any business for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV

          The Corporation sha11 have authority to issue one thousand (1,000) shares of capital stock all of which shall be shares of Common Stock, and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

ARTICLE V
The name and mailing address of the incorporator is as follows:
NAME John M. Derrick, Jr.	MAILING ADDRESS 1900 Pennsylvania Avenue, N. W. Washington, D. C. 20068
ARTICLE VI
Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
ARTICLE VII
The corporation is to have perpetual existence.
ARTICLE VIII
In furtherance and not in limitation of the power conferred by statute, the Board of Directors shall have the power to adopt, amend, alter and repeal the By-Laws of the Corporation.
ARTICLE IX

          Meetings of stockholders may he held within or without the State of Delaware. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of De1aware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE X

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE XII

          The Corporation may indemnify and advance expenses to each director and each officer and any employee or agent of the Corporation and their respective heirs, administrators and executors, against all liabilities and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the Corporation, to the full extent permitted by the laws of the State of Delaware now existing or as such laws may hereafter be amended.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of March. 1995.

/s/ JOHN M. DERRICK, JR. John M. Derrick, Jr. Incorporator
In the Presence of: /s/ Ellen Sheriff Rogers
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF PEPCO SERVICES, INC.

It is hereby certified that:

1.          The name of the Corporation (hereinafter called the "Corporation") is Pepco Services, Inc.

2.          The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

           "The name of the Corporation is Pepco Energy Services, Inc."

3.          The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated: June 7. 2000

/s/ E. R. MAYBERRY E. R. Mayberry, Chief Executive Officer